Exhibit 99.1

CONSOLIDATED WATER CO. LTD.

REPORTS FIRST QUARTER 2018 RESULTS

Steady Results from Desalination Operations

Significant Pick-up in Manufacturing Orders

Continued Progress on Rosarito Project: Secured Equity Partners

•	First Quarter 2018 Total Revenues and Gross Profit of $15.3 Million and $6.6 Million, respectively
•	Net Income Attributable to Consolidated Water Stockholders of $2.1 Million, or $0.14 per Fully Diluted Share, Inclusive of $0.7 million in Expenses Related to the Rosarito Project
•	Cash and Cash Equivalents of $43.7 Million

GEORGE TOWN, Cayman Islands, May 10, 2018 — Consolidated Water Co. Ltd. (NASDAQ: CWCO), a leading developer and operator of seawater desalination plants, reported financial and operating results for its first quarter ended March 31, 2018.

Management Commentary

President and CEO Rick McTaggart commented: “Our core desalination business in the first quarter of 2018 remained consistent and in line with our expectations. A highlight was the strong performance of our Bulk segment, which experienced a 7% sales increase year-over-year due to higher volumes and energy pass-through charges in the Bahamas. Revenues in our Retail segment remained stable year-on-year as slightly higher sales volumes were offset by a shift in the sales mix to larger customers in Grand Cayman with a lower effective water rate.

“The timing of order bookings and the allocation of a portion of our manufacturing capacity to internal component production resulted in lower first quarter comparisons in our manufacturing segment. Our manufacturing operations produced approximately $700,000 worth of components for the refurbishment of our Bahamas Windsor plant. This project and the expansion of our Governor’s Harbour plant in Grand Cayman resulted in higher capital expenditures in the first quarter but will lead to improved efficiencies for these plants,” Mr. McTaggart noted.

First Quarter 2018 Financial Results

Total revenues for the first quarter of 2018 were $15.3 million, compared to $15.7 million in the first quarter of 2017. Gross profit amounted to $6.6 million, compared to $6.8 million in the year ago quarter. Inclusive of $0.7 million Rosarito-related expenses, net income attributable to Consolidated Water stockholders was $2.1 million, or $0.14 per fully diluted share, compared to $2.6 million, or $0.18 per fully diluted share, reported in last year’s first quarter.

Net cash provided by operating activities was $0.7 million, a significant improvement when compared to last year’s $0.7 million of negative operating cash flow. Capital expenditures amounted to $2.9 million. Cash and cash equivalents were $43.7 million as of March 31, 2018.

Segment Results

	Three Months Ended March 31, 2018 (Unaudited)
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,431,348	$8,228,515	$123,764	$552,768	$15,336,395
Cost of revenues	2,761,554	5,396,591	134,871	438,861	8,731,877
Gross profit (loss)	$3,669,794	$2,831,924	$(11,107)	$113,907	$6,604,518

	Three Months Ended March 31, 2017 (Unaudited)
	Retail	Bulk	Services	Manufacturing	Total
Revenues	$6,476,604	$7,690,402	$130,252	$1,379,848	$15,677,106
Cost of revenues	2,684,286	5,015,789	102,166	1,041,297	8,843,538
Gross profit	$3,792,318	$2,674,613	$28,086	$338,551	$6,833,568

Summary and Outlook

“Our first quarter laid the groundwork for successes to come in the remainder of 2018.

•	The financial results from our core retail and bulk operations will continue to provide a solid foundation for other initiatives, and our capital expenditures in 2018 for these businesses will ensure their ongoing efficiency and reliability.
•	Our manufacturing segment is anticipated to experience year-over-year revenue growth for the remainder of the year due to a significant pickup in orders during the first quarter from both existing and new customers.
•	We will continue our progress with respect to the Rosarito project. In the first quarter, we executed a subscription agreement for the equity funding of Rosarito with SUEZ, a global leader in water treatment, and Greenfield, an affiliate of a leading U.S. asset management firm. The aggregate funding to be provided in the form of equity and subordinated shareholder loans is presently estimated at approximately 20% of the total cost of Phase 1 of the Project. NSC expects to generate a portion of its funding for AdR through the sale to AdR of the land it has purchased for the Project. Going forward, we expect to complete the negotiation and execution of the debt financing agreements and be able to obtain all outstanding permits from the federal, state and municipal authorities.

“Given our strong balance sheet and cash position supporting our growth opportunities and dividend payments, our capital allocation priorities remain the same,” Mr. McTaggart concluded.

Investor Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time (EDT) on Friday, May 11, 2018 to review the Company's operating results for the first quarter of 2018, along with other relevant topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 844-875-6913 (international participants dial 412-317-6709) and requesting participation in the "Consolidated Water Company Call" a few minutes before 11:00 a.m. EDT on Friday, May 11, 2018.

A replay of the conference call will be available one hour after the call through Friday, May 18, 2018 at 9:00 a.m. EDT by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID #10120185.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates seawater desalination plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce. The Company operates water production and/or distribution facilities in the Cayman Islands, Belize, the British Virgin Islands, The Commonwealth of The Bahamas, and Bali, Indonesia. The Company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment in the United States.

Consolidated Water Co. Ltd. is headquartered in George Town, Grand Cayman, in the Cayman Islands. The Company’s ordinary (common) stock is traded on the NASDAQ Global Select Market under the symbol “CWCO”. Additional information on the Company is available on its website at http://www.cwco.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for water projects, including the project under development in Baja California, Mexico, its ability to develop and operate such projects profitably, and its ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (“SEC”).

By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact our investor relations firm, AdvisIRy Partners:

Lynn Morgen: (212) 223-4147 lynn.morgen@advisiry.com

Eric Prouty: (212) 750-5800 eric.prouty@advisiry.com

Viktoriia Nakhla: (646) 625-4800 vicky.nakhla@advisiry.com

(Financial Highlights Follow)

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$43,680,866	$47,182,966
Accounts receivable, net	17,840,028	15,047,846
Inventory	1,745,594	1,744,445
Prepaid expenses and other current assets	950,232	1,077,257
Current portion of loans receivable	1,423,308	1,400,448
Costs and estimated earnings in excess of billings	199,018	238,435
Total current assets	65,839,046	66,691,397
Property, plant and equipment, net	49,519,137	50,525,064
Construction in progress	5,230,707	1,823,284
Inventory, non-current	4,800,005	4,758,973
Loans receivable	370,465	734,980
Investment in OC-BVI	2,892,825	2,783,882
Goodwill	8,384,248	8,384,248
Land held for development	20,558,424	20,558,424
Intangible assets, net	3,413,886	3,765,434
Other assets	4,905,152	5,455,209
Total assets	$165,913,895	$165,480,895

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other current liabilities	$5,637,338	$5,662,448
Dividends payable	1,285,031	1,281,612
Note payable to related party	294,000	686,000
Billings in excess of costs and estimated earnings	-	1,258
Total current liabilities	7,216,369	7,631,318
Deferred tax liability	928,876	1,024,893
Other liabilities	803,307	803,307
Total liabilities	8,948,552	9,459,518
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders' equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 33,034 and 33,488 shares, respectively	19,820	20,093
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 14,959,309 and 14,918,869 shares, respectively	8,975,585	8,951,321
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	86,543,291	86,405,387
Retained earnings	53,921,760	53,105,196
Cumulative translation adjustment	(549,555)	(549,555)
Total Consolidated Water Co. Ltd. stockholders' equity	148,910,901	147,932,442
Non-controlling interests	8,054,442	8,088,935
Total equity	156,965,343	156,021,377
Total liabilities and equity	$165,913,895	$165,480,895

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2018	2017
Retail revenues	$6,431,348	$6,476,604
Bulk revenues	8,228,515	7,690,402
Services revenues	123,764	130,252
Manufacturing revenues	552,768	1,379,848
Total revenues	15,336,395	15,677,106

Cost of retail revenues	2,761,554	2,684,286
Cost of bulk revenues	5,396,591	5,015,789
Cost of services revenues	134,871	102,166
Cost of manufacturing revenues	438,861	1,041,297
Total cost of revenues	8,731,877	8,843,538
Gross profit	6,604,518	6,833,568
General and administrative expenses	4,767,444	4,797,192
Loss (gain) on asset dispositions and impairments, net	1,340	(9,627)
Income from operations	1,835,734	2,046,003

Other income (expense):
Interest income	161,121	122,191
Interest expense	(1,754)	(2,223)
Profit sharing income from OC-BVI	28,350	10,125
Equity in the earnings of OC-BVI	80,593	26,866
Net unrealized gain (loss) on put/call options	(206,000)	165,000
Other	82,600	71,793
Other income, net	144,910	393,752
Income before income taxes	1,980,644	2,439,755
Provision for (benefit from) income taxes	(77,388)	(139,697)
Net income	2,058,032	2,579,452
Income (loss) attributable to non-controlling interests	(34,493)	(51,776)
Net income attributable to Consolidated Water Co. Ltd. stockholders	$2,092,525	$2,631,228

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.14	$0.18

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.14	$0.18

Dividends declared per common share	$0.085	$0.075

Weighted average number of common shares used in the determination of:
Basic earnings per share	14,959,259	14,871,862
Diluted earnings per share	15,114,477	15,035,219